FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of May 21, 1999 is by and among PILGRIM GROUP, INC., formerly known as Pilgrim America Group, Inc., a Delaware corporation ("PGI"), PILGRIM AMERICA CAPITAL CORPORATION, a Delaware corporation ("PACC"), (together, the "Borrowers" and each a "Borrower"), the banks which are signatories hereto (individually, a "Bank" and, together with any Persons that become a party hereto pursuant to
Section 9.6, the "Banks"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent"), and as swing-line lender, and COMMERZBANK AG, a national banking association, one of the Banks as co-agent for the Banks (in such capacity, the "Agent").

     WHEREAS, PGI, PACC and certain of the Banks (the "Existing Banks") are the parties to that certain Third Amended and Restated Credit Agreement dated as of July 31, 1998, as amended (the "Existing Credit Agreement");

     WHEREAS, PACC and "NACM" (as defined below) have entered into the "Acquisition Agreement (NACM)" (as defined below) dated as of January 28, 1999, pursuant to which PACC will purchase certain of the assets of NACM;

     WHEREAS, in connection with the acquisition of NACM, the Borrowers have requested additional financing from the Banks; and

     WHEREAS, PGI, PACC and the Existing Banks desire to amend and restate the Existing Credit Agreement in its entirety, and to add the additional Banks as parties hereto, and such additional Banks desire to become parties hereto and provide financing to the Borrower on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "12b-1 FEES": With respect to any Fund, rights to receive investment distribution fees from such Fund as provided in rule 12b-1 of the SEC under the Investment Company Act in accordance with the Prospectus relating to such Fund.

     "12b-1 SALE": Sales by PSI of certain 12b-1 Fees and related Contingent Deferred Sales Charges pursuant to a Pilgrim Program Master Agreement by and among PGI, PII, PSI, PLT Finance, L.P., Putnam, Lovell, de Guardiola & Thornton Inc. and Bankers Trust Company, as Funding and Collection Agent, dated December 11, 1998, and the other agreements, documents and instruments contemplated thereby, as originally in effect and as amended, supplemented or otherwise modified with the consent of the Agent.

     "ACQUISITION": Any transaction or series of transactions by which either Borrower acquires, either directly or through an Affiliate or Subsidiary or otherwise, (a) any or all of the stock or other securities of any class of any Person or (b) a substantial portion of the assets or management and distribution rights with respect to funds, or a division or line of business of any Person.

     "ACQUISITION AGREEMENT (NACM)": That certain Agreement dated as of January 28, 1999 by and between PACC and NACM.

     "ACQUISITION (NACM)": The purchase by PACC of certain management and distribution rights associated with certain funds managed by NACM identified on
Schedule  1.1(a)  hereto,  pursuant  to the terms of the  Acquisition  Agreement
(NACM).

     "ACQUISITION CLOSING DATE (NACM)": May 21, 1999, or such other date as may be proposed by the Borrowers and agreed to by the Banks on which all the conditions in the Acquisition Documents have been satisfied or (with the consent of the Banks), waived.

     "ACQUISITION DOCUMENTS (NACM)": The Acquisition Agreement (NACM), and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified.

     "ADJUSTED EURODOLLAR RATE": With respect to each Eurodollar Rate Advance or Swing Line Loan, the rate (rounded upward, if necessary, to the next one-hundredth of one percent) determined by dividing the applicable Eurodollar Rate by 1.00 minus the Eurodollar Reserve Percentage.

     "ADVANCE": Any portion of the outstanding Revolving Loans or any Term Loan made by a Bank as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

     "ADVISORY CONTRACTS": Contracts of the type described in 15 U.S.C. ss. 80a-15(a).

     "ADVISORY FUND": Any Fund for which an Advisory Subsidiary acts as investment adviser and is entitled to receive fees out of the assets of such Fund pursuant to an Advisory Contract.

     "ADVISORY SUBSIDIARY": PII and any other Subsidiary of PGI that acts as investment adviser for any Advisory Fund and, as such, is party to Advisory Contracts.

     "AFFILIATE": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, twenty-five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, twenty-five percent or more of the equity interest), (c) each Person, twenty-five percent of more of the voting stock (or if such Person is not a corporation, twenty-five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

     "AGENT": As defined in the opening paragraph hereof.

     "AGENT FEES": As defined in SECTION 2.10(a).

     "AGGREGATE REVOLVING COMMITMENT AMOUNT": As of any date of determination, up to and including the date preceding the Transformation Date (or, if there is no Transformation Date, up to and including the date on which the Revolving Notes are paid in full and the Revolving Commitments have expired or been terminated), the sum of the Revolving Commitment Amounts of all the Banks.

     "APPLICABLE FEE PERCENTAGE": Subject to the last sentence of this definition, with respect to the period beginning on the first day of the first month after the month in which the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a fiscal quarter are delivered and ending on the last day of the month in which the financial statements and compliance certificate required by Sections 5.1(c) and 5.1(d) with respect to the subsequent fiscal quarter are delivered, the percentage specified as the Applicable Fee Percentage based on the Cash Flow Leverage Ratio calculated as of the end of the preceding fiscal quarter for which such financial statements and compliance certificate have been delivered:

       Cash Flow Leverage Ratio                        Applicable Fee Percentage
       ------------------------                        -------------------------

       Less than or equal to 1.25:1                              0.125%

       Greater than 1.25:1
       but less than 1.75:1                                       0.15%

       Greater than or equal to
       1.75:1 but less than 2.25:1                                0.20%

       Greater than or equal to 2.25:1                            0.25%

During the period beginning on the Closing Date and ending on August 31, 1999, the Applicable Fee Percentage shall be 0.15%. For any subsequent period beginning on the first day of the month after the month in which the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a quarter are required to be but are not delivered and ending on the last day of the month in which such financial statements and compliance certificate are delivered, the Applicable Fee Percentage shall be as specified for a Cash Flow Leverage Ratio greater than or equal to 2.25 to 1.0.

     "APPLICABLE LENDING OFFICE": For each Bank and for each type of Advance, the office of such Bank listed on the signature Page hereof or such other domestic or foreign office of such Bank (or of an Affiliate of such Bank) as such Bank may specify from time to time to the Agent and the Borrowers as the office by which its Advances of such type are to be made and maintained.

     "APPLICABLE MARGIN": Subject to the last sentence of this definition, with respect to the period beginning on the first day of the first month after the month in which the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a fiscal quarter are delivered and ending on the last day of the month in which the financial statements and compliance certificate required by Sections 5.1(c) and 5.1(d) with respect to the subsequent fiscal quarter are delivered, shall mean the percentage specified as appropriate to Reference Rate Advances or Eurodollar Rate Advances for the Cash Flow Leverage Ratio calculated as of the end of the fiscal quarter for which such financial statements and compliance certificate have been delivered:

             Cash Flow                      Eurodollar              Reference
          Leverage Ratio                   Rate Advances          Rate Advances
          --------------                   -------------          -------------

     Less than or equal to 1.25:1             0.85%                     0%

     Greater than 1.25:1
     but less than 1.75:1                     1.00%                     0%

     Greater than or equal to
     1.75:1 but less than 2.25:1              1.30%                     0%

     Greater than or equal to 2.25:1          1.60%                     0%

During the period beginning on the Closing Date and ending on August 31, 1999, the Applicable Margin for Eurodollar Rate Advances shall be 1.00%. For any subsequent period beginning on the first day of the first month after the month in which the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a quarter are required to be but are not delivered and ending on the last day of the month in which such financial statements and compliance certificate are delivered, the Applicable Margin for Eurodollar Rate Advances shall be as specified for a Cash Flow Leverage Ratio greater than or equal to 2.25:1.

     "ASSIGNEE": As defined in SECTION 9.6.

     "BANK": As defined in the opening paragraph hereof.

     "BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

     "BORROWER": As defined in the opening paragraph hereof.

     "BORROWER LOAN DOCUMENTS": This Agreement, the Notes, and any of the Security Documents to be executed by the Borrowers.

     "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

     "CAPITAL EXPENDITURES": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flow for the Borrowers during such period.

     "CAPITALIZED LEASE": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

     "CAPITALIZED LEASE OBLIGATIONS": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

     "CASH BALANCES": As of any date of determination, on a consolidated basis, cash balances as reflected on the books of the Borrowers and their Subsidiaries, giving effect to any checks drawn on any accounts.

     "CASH EQUIVALENTS": Investments of the Borrowers of the type described in Sections 6.10(c), (d), (e) and (f).

     "CASH FLOW LEVERAGE RATIO": On any date of determination, the ratio of (a) Interest-bearing Indebtedness on such date to (b) EBITDA for the Measurement Period ending on such date.

     "CHANGE OF CONTROL": The occurrence, after the Closing Date, of any of the following circumstances: (a) PACC not owning, directly or indirectly, all equity securities of PGI; or (b) PGI not owning, directly or indirectlt, all equity securities of any Subsidiary that has executed and delivered a Security Agreement; or (c) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of PACC (or other securities convertible into such securities) representing twenty-five percent or more of the combined voting power of all securities of PACC entitled to vote in the election of directors; or (d) any event or occurrence as a result of which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

     "CLOSING DATE": May 21, 1999, provided that on or before such date all the conditions precedent to the obligation of the Banks to make the initial Loans, as set forth in Article III, have been satisfied.

     "CLOSING FEE": As defined in SECTION 2.10(c) hereto.

     "CLO INVESTMENTS": Investments by an Advisory Subsidiary in subordinated Collateralized Loan Obligations for which PII has a CLO Management Contract.

     "CLO MANAGEMENT CONTRACT": A contract or agreement entered into by PII for its own account (and not as nominee or subservicer), whether now existing or hereafter entered into, pursuant to which PII manages or services a pool of assets securing or otherwise backing Collateralized Loan Obligations.

     "CODE": The Internal Revenue Code of 1986, as amended.

     "COLLATERALIZED LOAN OBLIGATION": A security issued by a special purpose vehicle secured or otherwise backed by a pool of assets, including but not limited to commercial loans, public and private high-yield bonds, equities or distressed situation debt.

     "COMMITMENTS": The Revolving Commitments and the Term Loan A Commitments.

     "CONTINGENT DEFERRED SALES CHARGE": With respect to any Fund, the contingent deferred sales charges payable, either directly or by withholding from the proceeds of the redemption of the shares of such Fund, by the shareholders of such Fund on any redemption of shares of such Fund in accordance with the Prospectus relating to such Fund and the Rules of Fair Practice.

     "CONTINGENT OBLIGATION": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

     "CONTINUING DIRECTOR": means, as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected or appointed to such Board of Directors by the Board of Directors at a time when a majority of the Board consisted of Continuing Directors.

     "DEFAULT": Any event which, with the giving of notice (whether such notice is required under SECTION 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

     "EBITDA": For any period of determination, the consolidated net income of PACC before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

     "EBITDA MARGIN": For any Measurement Period, the ratio (expressed as a percentage) (a) EBITDA bears to (b) the total revenue of PACC and its Subsidiaries on a consolidated basis.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrowers are a member and which is treated as a single employer under SECTION 414 of the Code.

     "EURODOLLAR BUSINESS DAY": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

     "EURODOLLAR RATE": With respect to each Swing Line Loan on any date of determination, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits for 30 days, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date, and with respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period for the number of days in such Interest Period, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or in either case the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market for delivery in Immediately Available Funds on such date and for the applicable period in an amount approximately equal to the Swing Line Loan or Advance by the Agent to which the Eurodollar Rate is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Screen (or such other Page as may replace the LIBO Page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

     "EURODOLLAR RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

     "EURODOLLAR RESERVE PERCENTAGE": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "EVENT OF DEFAULT": Any event described in SECTION 7.1.

     "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

     "EXISTING CREDIT AGREEMENT": As defined in the recitals hereto.

     "FIXED CHARGE COVERAGE RATIO":  For any Measurement  Period, the ratio that
(a) EBITDA for such Measurement Period bears to (b) the sum of the Borrowers' consolidated interest expense for such Measurement Period PLUS one-fifth (1/5) of the outstanding principal balance of the Revolving Loans, PLUS the sum of the scheduled payments on Term Loans required during the twelve months following the end of such Measurement Period, determined on a consolidated basis for the Borrowers and their Subsidiaries.

     "FUND": Each open-end or closed-end investment company registered under the Investment Company Act, or separate series of shares of any such company representing interests in a separate pool of Investments.

     "FUND AGREEMENTS": All investment advisory agreements, distribution agreements and other agreements under which the Borrowers or any Subsidiary is entitled to compensation (including, without limitation, contingent deferred sales charges) for services rendered to any Fund.

     "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

     "GUARANTEED OBLIGATIONS": As defined in SECTION 9.17.

     "GUARANTY": The guaranty of PII, dated as of July 31, 1998 (as the same may have been and may hereafter be amended, modified, supplemented or restated) and any acknowledgments or affirmations thereof, or a guaranty of any other Advisory Subsidiary, in the form of Exhibit A (as the same may be amended, modified, supplemented or restated, and any acknowledgments or affirmations thereof).

     "IMMEDIATELY AVAILABLE FUNDS": Funds with good value on the day and in the city in which payment is received.

     "INDEBTEDNESS": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

     "INTEREST-BEARING INDEBTEDNESS": At the time of any determination, all Indebtedness of the Borrowers and their Subsidiaries other than current liabilities incurred in the ordinary course of business which are not indebtedness for borrowed money.

     "INTEREST PERIOD": With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

          (a) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (c) Any Interest Period applicable to an Advance on a Revolving Loan that would otherwise end after the Transformation Date shall end on the Transformation Date, and any Interest Period applicable to an Advance on a Term Loan that would otherwise end after the scheduled maturity of such Term Loan shall end on such maturity.

     Interest Periods shall be selected so that the installment payments on the Term Notes and mandatory payments of Revolving Loans and Swing Line Loans can be paid without having to pay a Eurodollar Rate Advance prior to the last day of the Interest Period applicable thereto.

     "INVESTMENT": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "INVESTMENT ADVISERS ACT": The Investment Advisers Act of 1940, as amended.

     "INVESTMENT COMPANY ACT": The Investment Company Act of 1940, as amended.

     "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

     "LOANS": A Revolving Loan, Term Loan or a Swing Line Loan.

     "LOAN DOCUMENTS": This Agreement, the Notes, the Security Documents and the Guaranty.

     "MAJORITY BANKS": At any time, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Notes or, if no Loans are at the time outstanding hereunder, Banks whose Total Percentages aggregate at least 66-2/3%.

     "MATURITY DATE (TERM LOAN A)": The earlier of (a) March 31, 2003 and (b) the date on which the Obligations become due and payable pursuant to SECTION 7.2 hereof.

     "MATURITY DATE (TERM LOAN B)": The earlier of (a) the twelfth Quarterly Payment Date occurring after the Transformation Date and (b) the date on which the Obligations become due and payable pursuant to SECTION 7.2 hereof.

     "MEASUREMENT PERIOD": The twelve consecutive months or four consecutive fiscal quarters, as applicable, ending on the last day of any month or fiscal quarter.

     "MULTIEMPLOYER  PLAN":  A  multiemployer  plan,  as such term is defined in
SECTION 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing
Date) for employees of the Borrowers or any ERISA Affiliate.

     "NACM":  Nicholas  Applegate  Capital  Management,   a  California  Limited
Partnership.

     "NASD": The National Association of Securities Dealers, Inc., and any successor thereto or to the functions thereof.

     "NET ASSET VALUE": With respect to any Fund, as of the date of any determination, the net asset value of such Fund computed in the manner net asset value was computed for purposes of its reports to the shareholders of such Funds.

     "NOTE": A Revolving Note, a Term Note or the Swing Line Note.

     "OBLIGATIONS": The Borrowers' obligations in respect of the due and punctual payment of principal and interest on the Note when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrowers under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "PERMITTED ADVISORY SUBSIDIARY AGREEMENTS": As defined in SECTION 5.12(b).

     "PERSON": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PII": Pilgrim Investments, Inc., a Delaware corporation.

     "PLAN": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in SECTION 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrowers or of any ERISA Affiliate.

     "PLEDGE AGREEMENTS": The Pledge Agreement of PACC and the Pledge Agreement of PGI each dated as of July 31, 1998, as the same may have been and may hereafter be supplemented, amended or otherwise modified and in effect from time to time, and any acknowledgments or affirmations thereof.

     "PROHIBITED TRANSACTION":  The respective meanings assigned to such term in
SECTION 4975 of the Code and SECTION 406 of ERISA.

     "PROSPECTUS": With respect to any Fund, the prospectus and related statement of additional information filed with the SEC under the Securities Act in respect of the shares of such Fund, as the same may be amended or supplemented from time to time.

     "PSI": Pilgrim Securities, Inc., a Delaware corporation.

     "QUARTERLY PAYMENT DATE": The last Business Day of each of March, June, September and December.

     "RATE PROTECTION AGREEMENTS": Any interest rate swap, cap or option agreement, or any other agreement between the Borrower and any Bank or another counterparty acceptable to the Agent pursuant to which the Borrower hedges interest rate risk with respect to a portion of its floating-rate financing.

     "REFERENCE RATE": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

     "REFERENCE RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

     "REGULATORY CHANGE": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Banks under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "REPORTABLE EVENT": A reportable event as defined in SECTION 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of SECTION 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED that a failure to meet the minimum funding standard of SECTION 412 of the Code and of SECTION 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
SECTION 412(d) of the Code.

     "RESTRICTED PAYMENTS": With respect to the Borrowers, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrowers, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrowers, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

     "REVOLVING COMMITMENT": With respect to any Bank, the agreement of such Bank to make Revolving Loans to, and purchase risk participations in Swing Line Loans issued by the Swing Line Lender for the account of, the Borrowers in an aggregate principal amount outstanding at any time not to exceed such Bank's Revolving Commitment Amount, and on the Transformation Date to convert the outstanding principal balance thereof to a Term Loan B, upon the terms and subject to the conditions and limitations of this Agreement.

     "REVOLVING COMMITMENT AMOUNT": With respect to any Bank, initially the amount set opposite such Bank's name on Schedule 1.1(b) hereto as its Revolving Commitment Amount, but as the same may be reduced pursuant to SECTION 2.09.

     "REVOLVING COMMITMENT FEES": As defined in SECTION 2.10(b).

     "REVOLVING COMMITMENT PERCENTAGE": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Bank and the denominator of which is the Aggregate Revolving Commitment Amount.

     "REVOLVING LOAN": As defined in SECTION 2.1(b).

     "REVOLVING LOAN DATE": The date of the making of any Revolving Loans hereunder.

     "REVOLVING LOAN PERIOD" The period from the Closing Date to and including the day preceding the Transformation Date, and if there is no Transformation Date, from the Closing Date to and including the date on which the Revolving Notes are paid in full and the Revolving Commitments have expired or been terminated.

     "REVOLVING NOTE": A promissory note in the form of Exhibit B hereto.

     "RULES OF FAIR PRACTICE": The Rules of Fair Practice of the NASD, as amended, and the rules, regulations and interpretations of the NASD in respect thereto.

     "SEC": The Securities and Exchange Commission, and any successor thereto or to the functions thereof.

     "SECURITIES ACT": The Securities Act of 1933, as amended.

     "SECURITY AGREEMENTS": The Security Agreements of PGI, PII and PSI, dated as of July 31, 1998, any Security Agreement of an Advisory Subsidiary in the form of Exhibit C; and any Security Agreement of any other Subsidiary in the form of Exhibit D; in each case whereby the respective grantors grant to the Agent, for the benefit of the Banks, a security interest in the personal property described therein to secure the Obligations, in each case as the same has been and may hereafter be supplemented, amended or otherwise modified and in effect from time to time, and any acknowledgments or affirmations thereof.

     "SECURITY DOCUMENTS": The Security Agreements, the Pledge Agreements, the Trademark Assignment and any other agreement or instrument pursuant to which the Borrowers or any other Person creates or perfects a Lien on property in favor of the Agent to secure the Obligations, in each case as amended, supplemented, restated or otherwise modified and in effect from time to time.

     "SELLING AGENT": Each Person which acts as any Subsidiary's direct or indirect distributor, underwriter, broker, dealer or agent for the shares of any Fund.

     "SIPA": The Securities Investor Protection Act of 1970, as amended.

     "SIPC": The Securities Investor Corporation established pursuant to SIPA, or any successor thereto or to the functions thereof.

     "SUBSIDIARY": With respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by such Person either directly or through one or more Subsidiaries.

     "SWING LINE FACILITY": The discretionary revolving credit facility provided by the Swing Line Lender to the Borrowers in an aggregate amount not to exceed $2,500,000 at any time outstanding upon the terms and subject to the conditions of this Agreement.

     "SWING LINE LENDER": U.S. Bank National Association, acting in the capacity of the lender of Swing Line Loans hereunder.

     "SWING LINE LOANS": As defined in SECTION 2.1(c).

     "SWING LINE LOAN DATE": The date of the making of any Swing Line Loans hereunder.

     "SWING LINE LOAN OUTSTANDINGS": As of any date of determination, the aggregate unpaid principal balance of Swing Line Loans outstanding on such date.

     "SWING LINE NOTE": A promissory note in the form of Exhibit E.

     "TERM LOAN A": As defined in SECTION 2.1(a).

     "TERM LOAN A COMMITMENT": With respect to a Bank, the agreement of such Bank to make a Term Loan A to the Borrower in an amount equal to such Bank's Term Loan A Commitment Amount upon the terms and subject to the conditions of this Agreement.

     "TERM LOAN A COMMITMENT AMOUNT": With respect to a Bank, the amount set forth opposite such Bank's name on Schedule 1.1(b) hereof as its Term Loan A Commitment Amount.

     "TERM LOAN A PERCENTAGE": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the amount of the Term Loan A Commitment of such Bank and the denominator of which is the sum of the Term Loan A Commitments of all the Banks.

     "TERM LOAN B": As defined in SECTION 2.1(d).

     "TERM LOAN B PERIOD": The period from the Transformation Date to and including the Maturity Date (Term Loan B).

     "TERM NOTE": A promissory note in the form of Exhibit F hereto.

     "TOTAL OUTSTANDINGS": As of any date of determination, the aggregate unpaid principal balance of Loans outstanding on such date.

     "TOTAL PERCENTAGE": With respect to any Bank, (a) prior to the Transformation Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank and the outstanding principal balance of such Bank's Term Loan A and the denominator of which is the sum of the Aggregate Revolving Commitment Amount and aggregate outstanding principal balance of the Term Loan A, and (b) from and after the Transformation Date, the percentage equivalent of a fraction, the numerator of which is the outstanding principal balance of such Bank's outstanding Term Loans, and the denominator of which is the aggregate outstanding principal balance of the Term Loan.

     "TOTAL REVOLVING OUTSTANDINGS": As of any date of determination, the aggregate unpaid principal balance of Revolving Loans and Swing Line Loans outstanding on such date.

     "TRADEMARK ASSIGNMENT": The Collateral Assignment (Trademarks) of PGI dated as of July 31, 1998, as the same may have been and may hereafter be supplemented, amended, or otherwise modified and in effect from time to time, and any acknowledgments or affirmations thereof.

     "TRANSFORMATION DATE": May 19, 2000, as the same may be extended pursuant to SECTION 2.20.

     "U.S. BANK": U.S. Bank National Association, in its capacity as one of the Banks hereunder.

     "UNUSED REVOLVING COMMITMENT": As of any date of determination, the Aggregate Revolving Commitment Amount minus the Total Revolving Outstandings.

     SECTION 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrowers and the Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     SECTION 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

     SECTION 1.4 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                         TERMS OF THE CREDIT FACILITIES

                           PART A -- TERMS OF LENDING

     SECTION 2.1 LENDING COMMITMENTS. On the terms and subject to the conditions hereof, each Bank severally agrees to make the following lending facilities available to the Borrowers:

          2.1(a) TERM LOAN A. A term loan from each Bank (each being a "Term Loan A" and, collectively, the "Term Loans A") to the Borrowers on the Closing Date in an amount from each Bank equal to its Term Loan A Commitment Amount. The sum of the Term Loan A Commitment Amounts is $25,000,000. The Term Loans A and any portion of the balance thereof may be made, maintained, continued and converted to Reference Rate Advances or Eurodollar Rate Advances as the Borrowers may elect in their notice of borrowing, continuation or conversion.

          2.1(b) REVOLVING CREDIT. A revolving credit facility available as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Transformation Date, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts, and provided, further, that no Bank shall be required to make any Loan if, after giving effect thereto, the sum of the outstanding principal balance of such Bank's Revolving Note plus such Bank's Revolving Commitment Percentage of the outstanding principal balance of the Swing Line Note would exceed such Bank's Revolving Commitment Amount. Revolving Loans hereunder shall be made by the several Banks ratably in the proportion of their respective Revolving Commitment Amounts. Revolving Loans may be obtained and maintained, at the election of the Borrowers but subject to the limitations hereof, as Reference Rate Advances or Eurodollar Rate Advances.

          2.1(c) SWING LINE LOANS. A swing line credit facility available as loans (each, a "Swing Line Loan" and, collectively, the Swing Line Loans") from the Swing Line Lender at its sole discretion to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Transformation Date, subject to the terms and conditions of this Agreement, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof; PROVIDED, that no Swing Line Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amount.

          2.1(d) CONVERSION TO TERM LOAN B. On the Transformation Date, provided that no Default or Event of Default has occurred and is continuing, the aggregate outstanding principal balance on such date of each Bank's Revolving Loans shall be converted into a term loan (each a "Term Loan B" and collectively the "Term Loans B") from each Bank on the terms and subject to the conditions set forth herein. The Term Loans B or portions thereof may be maintained, at the election of the Borrowers but subject to the limitations hereof, as Reference Rate Advances or Eurodollar Rate Advances.

     SECTION 2.2 PROCEDURE FOR LOANS.

          2.2(a) PROCEDURE FOR REVOLVING LOANS. On the Closing Date, each Bank shall make a Revolving Loan hereunder in an amount equal to its Revolving Commitment Percentage of the amount of loans outstanding under the Existing Credit Agreement. Any subsequent request by the Borrowers for Revolving Loans hereunder shall be made by PACC, on behalf of the Borrowers, in writing or by telephone and must be given so as to be received by the Agent not later than 11:00 a.m. (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if the Revolving Loans are requested as Eurodollar Rate Advances and not later than 11:00 a.m. (Minneapolis time) one Business Day prior to the requested Revolving Loan Date if the Revolving Loans are requested as Reference Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans, the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $1,000,000 or, if more, an integral multiple thereof, (iii) whether such Revolving Loans are to be funded as Reference Rate Advances or Eurodollar Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable), and (iv) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine, and the Borrowers hereby waive the right to dispute the Agent's record of the terms of such telephone request. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share of the requested Revolving Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 3:00 p.m., Minneapolis time.

     Unless the Agent  determines  that any  applicable  condition  specified in
     Article III has not been satisfied, the Agent will make available to the Borrowers at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. If the Agent has made a Revolving Loan to the Borrowers on behalf of a Bank but has not received the amount of such Revolving Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Revolving Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Revolving Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate (or rates) then applicable to the such Revolving Loan, on demand, from the Borrowers, without prejudice to the Agent's and such Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan.

          2.2(b) PROCEDURE FOR TERM LOANS A. Not later than 11:00 a.m. (Minneapolis time) two Eurodollar Business Days prior to the Closing Date if the Term Loans A are requested as Eurodollar Rate Advances and not later than 11:00 a.m. (Minneapolis time) one Business Day prior to the Closing Date if the Term Loans A are requested as Reference Rate Advances, PACC, on behalf of the Borrowers shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrowers that on the Closing Date and after giving effect to the Term Loans A the applicable conditions specified in
     Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the Closing Date and (ii) whether such Term Loans A are to be funded as Eurodollar Rate Advances or Reference Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (iii) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each Bank of the receipt of such notice and the matters specified therein. On the requested Closing Date, each Bank shall provide to the Agent the amount of such Bank's Term Loan A in Immediately Available Funds not later than 11:00 a.m. (Minneapolis time). Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the proceeds of the Term Loans A available to the Borrower at the Agent's main office in Minneapolis, Minnesota, on the requested date.

          2.2(c) PROCEDURE FOR SWING LINE LOANS. Any request by the Borrowers for Swing Line Loans hereunder shall be in writing or by telephone and must be given so as to be received by the Swing Line Lender not later than 1:00 p.m. (Minneapolis time) on the requested Swing Line Loan Date. Each request for Swing Line Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrowers that on the requested Swing Line Loan Date and after giving effect to the requested Swing Line Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Swing Line Loans hereunder shall specify (i) the requested Swing Line Loan Date and (ii) the aggregate amount of Swing Line Loans to be made on such date which shall be in a minimum amount of $250,000 or integral multiples of $50,000 in excess thereof. The Swing Line Lender may rely on any telephone request for Swing Line Loans hereunder which it believes in good faith to be genuine; and the Borrowers hereby waive the right to dispute the Swing Line Lender's record of the terms of such telephone request. On the date of the requested Swing Line Loans, unless the Agent determines that any applicable condition specified in Article III has not been satisfied and has communicated the same to the Swing Line Lender, the Swing Line Lender will make available to the Borrowers at the Swing Line Lender's office in Minneapolis, Minnesota, in Immediately Available Funds no later than 4:00 p.m. (Minneapolis time) on the requested Swing Line Loan Date the amount of the requested Swing Line Loans.

          2.2(d) PROCEDURE FOR CONVERSION TO TERM LOAN B. Not later than 11:00 a.m. (Minneapolis time) two Business Days prior to the Transformation Date, the Borrowers shall deliver to the Agent a written notice electing whether the Term Loans B are to be funded as Eurodollar Rate Advances or Reference Rate Advances.

     SECTION 2.3 NOTES. The Revolving Loans and Term Loan B of each Bank shall be evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect. The Term Loan A of each Bank shall be evidenced by a Term Note payable to the order of such Bank in the principal amount equal to such Bank's Term Loan A Commitment Amount. The Swing Line Loans shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment. Upon receipt of each Bank's Notes from the Borrowers, the Agent shall deliver such Notes to such Bank by registered mail/overnight courier. Each Bank shall enter in its ledgers and records the amount of its Term Loan A and each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Borrowers to enter on a schedule attached to its Term Note or Revolving Note, as appropriate, a record of such Term Loan A, Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrowers hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrowers in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrower and the principal amount owing by the Borrowers in respect of the Term Notes shall be the amount of the Term Loans A made by the Banks less all payments of principal thereof made by the Borrowers.

     SECTION 2.4 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Borrowers shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be requested as, converted to, or continued as, Eurodollar Rate Advances only in integral multiples, as to the aggregate amount of the Advances of all Banks so converted or continued, of $1,000,000. The Borrowers shall give the Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Agent not later than 11:00 a.m. (Minneapolis time) two Eurodollar Business Days prior to the requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and on the date of the requested conversion to Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, and (ii) a Eurodollar Business Day in the case of continuations as or conversions to Eurodollar Rate Advances and a Business Day in the case of conversions to Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrowers under this SECTION shall be irrevocable. If the Borrowers shall fail to notify the Agent of the continuation of any Eurodollar Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount. All conversions and continuation of Advances must be made uniformly and ratably among the Banks (e.g., when continuing a 60 day Eurodollar Rate Advance of one Bank to a 90 day Eurodollar Rate Advance, the Borrower must simultaneously continue all 60 day Eurodollar Rate Advances of all Banks having Interest Periods ending on the date of continuation as 90 day Eurodollar Rate Advances.)

     SECTION 2.5 INTEREST RATES, DEFAULT INTEREST AND PAYMENTS.

          2.5(a) REVOLVING LOANS AND TERM LOANS. Interest shall accrue and be payable on the Revolving Loans (other than Swing Line Loans) and Term Loans as follows:

               (i) Each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, PLUS (B) the Applicable Margin;

               (ii) Each Reference Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin;

               (iii) Upon the occurrence of any Event of Default each Advance shall, at the option of the Majority Banks, bear interest until paid in full at the "Default Rate," which shall be (A) during the balance of any Interest Period applicable to a Eurodollar Advance a rate per annum equal to the sum of (1) the rate applicable to such Advance during such Interest Period, plus (2) 2.0%, and (b) otherwise, a rate per annum equal to the sum of (i) the Reference Rate, (2) the Applicable Margin for Reference Rate Advances, plus (3) 2%;

               (iv) Interest shall be payable (A) with respect to each Eurodollar Rate Advance having an Interest Period of 90 days or less, on the last day of the Interest Period applicable thereto; (B) with respect to any Reference Rate Advance, on the last day of each month; [(C) with respect to all Advances, upon any permitted prepayment (on the amount prepaid);] and (D) with respect to all Revolving Advances, on the Transformation Date; provided that interest under Section 2.5(a)(iii) shall be payable on demand; and

               (v) Interest accrued under the Existing Credit Agreement through the Closing Date shall be payable on the first Quarterly Payment Date after the Closing Date.

          2.5(b) SWING LINE LOANS. Interest shall accrue and be payable on the Swing Line Loans as follows:

               (i) Each Swing Line Loan shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate, PLUS (B) the Applicable Margin;

               (ii) Upon the occurrence of any Event of Default each Swing Line Loan shall, at the option of the Agent, bear interest until paid in full at the "Default Rate," which shall be (A) during the balance of any Interest Period applicable to a Eurodollar Advance a rate per annum equal to the sum of (1) the rate applicable to such Advance during such Interest Period, plus (2) 2.0%, and (b) otherwise a rate per annum equal to the sum of (i) the Reference Rate, (2) the Applicable Margin for Reference Rate Advances, plus (3) 2%;

               (iii) Interest shall be payable (A) on the last day of each month; [(B) upon any permitted prepayment (on the amount prepaid); and
          (C) on each principal payment date of the Swing Line Loans;] provided that interest under SECTION 2.5(b)(ii) shall be payable on demand.

     SECTION 2.6 REFINANCING OF SWING-LINE LOANS.

          (a) PERMISSIVE FINANCINGS OF SWING-LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may notify the Agent, not later than 11:00 a.m. (Minneapolis time) on any Business Day, that it desires to have any portion of the outstanding Swing-Line Loans refunded with Revolving Loans (which shall not be considered Swing-Line Loans) made by the Banks under SECTION 2.1(b), whereupon the Agent shall promptly request that each Bank (including the Swing Loan Lender) make a Revolving Loan in an amount equal to its ratable share of the Revolving Loans to be made to repay to the Swing Loan Lender the portion of the aggregate unpaid principal amount of the Swing-Line Loans specified in such notice. The Agent shall promptly notify the Borrowers of its receipt of any such notice from the Swing Line Lender.

          (b) MANDATORY REFINANCINGS OF SWING-LINE LOANS. On the second Business Day of each week if the outstanding principal balance of the Swing Line facility is greater than or equal to $1,000,000, and on the Transformation Date, the Agent shall notify each Bank of the aggregate amount of Swing-Line Loans outstanding as of the end of the previous day and the amount of Revolving Loans (which shall not be considered Swing-Line Loans) required to be made by each Bank to refinance such outstanding Swing-Line Loans (which shall be in the amount of each Lender's ratable share of such outstanding Swing-Line Loans).

          (c) LENDERS' OBLIGATION TO FUND REFINANCINGS OF SWING-LINE LOANS. Upon its receipt of a request from the Agent under SECTION 2.6(a) or a notice from the Agent under SECTION 2.6(b), each Bank (including the Swing Loan Lender) shall make a Revolving Loan (which shall not be considered a Swing-Line Loan) in an amount equal to its ratable share of the aggregate principal amount of Swing-Line Loans to be refinanced, and make the proceeds of such Revolving Loans available to the Swing Line Lender, in Immediately Available Funds, at the main office of the Agent in Minneapolis not later than 3:00 p.m. (Minneapolis time) on the date such notice was received; PROVIDED, HOWEVER, that a Bank shall not be obligated to make any such Revolving Loan unless (A) the Swing Loan Lender believed in good faith that all conditions to making the subject Swing-Line Loan were satisfied at the time such Swing-Line Loan was made, or (B) such Bank had actual knowledge, by receipt of the statements furnished to it pursuant to Section
     5.1 or otherwise, that any such condition had not been satisfied and failed to notify the Swing Loan Lender in a writing received by such Swing Loan Lender prior to the time it made such Swing- Line Loan that the Swing Loan Lender was not authorized to make a Swing-Line Loan until such condition has been satisfied, or (C) the satisfaction of any such condition that was not satisfied had been waived in a writing by the requisite Banks in accordance with the provisions of this Agreement. The proceeds of Revolving Loans made pursuant to the preceding sentence shall be delivered to the Swing Loan Lender (and not to the Borrowers) and applied to the outstanding Swing-Line Loans, and the Borrowers authorize the Agent to charge any account maintained by it with the Agent in order to immediately pay the Swing Loan Lender the amount of such Swing-Line Loans to the extent amounts received from the other Banks are not sufficient to repay in full the outstanding Swing-Line Loans requested or required to be refinanced. Upon the making of a Revolving Loan by a Bank pursuant to this SECTION 2.6(c), the amount so funded shall become an Obligation evidenced by such Lender's Revolving Note and shall no longer be an Obligation evidenced by the Swing-Line Note. If for any reason any Bank is unable to make a Loan to the Borrowers to refinance a Swing- Line Loan hereunder, then such Bank shall immediately purchase from the Swing Loan Lender a participation interest in such Swing-Line Loan, at par, in an amount equal to such Bank's ratable share of such Swing-Line Loan, which participation interest shall, for all purposes hereunder except SECTION 2.1 be deemed a Revolving Loan made by such Bank hereunder. If any portion of any such amount paid to the Swing Loan Lender should be recovered by or on behalf of the Borrowers from the Swing Loan Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks in accordance with their respective ratable shares. Each Bank's obligation to make Revolving Loans referred to in this SECTION 2.6(c) shall, subject to the proviso to the first sentence of this SECTION 2.6(c), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Loan Lender, the Borrowers or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers;
     (iv) any breach of this Agreement by the Borrowers, the Agent or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, that in no event shall a Bank be obligated to make a Revolving Loan if, after giving effect thereto, the outstanding principal amount of such Bank's Revolving Note plus such Bank's ratable share of the remaining principal balance of the Swing-Line Note (after giving effect to the repayment thereof to be funded with such Revolving Loan and Revolving Loans made the same day by the other Banks) would exceed such Bank's Revolving Commitment Amount.

     SECTION 2.7 REPAYMENT.

          2.7(a) REVOLVING LOANS. The unpaid principal balance of all Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Transformation Date (subject to conversion thereof in accordance with SECTION 2.1(d)).

          2.7(b) TERM LOANS A. The remaining principal balance of the Term Loans A shall be payable as follows:

               (i) on each of June 30, 1999, September 30, 1999, December 31, 1999 and March 31, 2000, $937,500.00;

               (ii) on each of June 30, 2000, September 29, 2000, December 29, 2000, and March 30, 2001, $1,562,500.00;

               (iii) on each of June 29, 2001, September 28, 2001, December 28, 2001, and March 29, 2002, $1,875,000.00;

               (iv) on each of June 28, 2002, September 25, 2002 and December 27, 2002, $1,875,000.00; and

               (v) on March 31, 2003 any other amount then remaining unpaid with respect to the Term A Loans;

          PROVIDED, HOWEVER that if the aggregate principal amount outstanding under Term Loan A as of the date any principal payment is due is less than the amount specified for such date in the table above, then the remaining principal shall be payable at such time. All such payments of the Term Loans A shall be applied ratably among the Banks.

          2.7(c) SWING LINE LOANS. The unpaid principal balance of the Swing Line Loans on the Transformation Date shall be refinanced pursuant to
     SECTION 2.6(b).

          2.7(d) TERM LOAN B. The Total Revolving Outstandings on the Transformation Date shall be reduced in twelve quarterly installments, each in an amount equal to one-twelveth of the Total Revolving Outstandings as of the Transformation Date, on each Quarterly Payment Date beginning with the first Quarterly Payment Date after the Transformation Date. The Borrowers shall prepay the Term Loan B on each Quarterly Payment date in an amount equal to the required reduction.

     SECTION 2.8 PREPAYMENTS.

          2.8(a) MANDATORY PREPAYMENTS. If at any time Total Revolving Outstandings exceed the Aggregate Revolving Commitment Amounts, the Borrowers shall immediately repay to the Agent for the account of the Banks the amount of such excess. Any such payments shall be applied first against Swing Line Loans, then against Reference Rate Advances and then against Eurodollar Rate Advances in order starting with the Eurodollar Rate Advances having the shortest time to the end of the applicable Interest Period.

          2.8(b) OPTIONAL PREPAYMENTS. The Borrowers may prepay Swing Line Loans and Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment of the Swing Line Loans shall be in an amount of $250,000 or an integral multiple thereof. Each partial prepayment of the Revolving Loans or Term Loans shall be in an amount of $1,000,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitment in whole, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on Revolving Loans under this paragraph (b) may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts prepaid on the Term Loans may not be reborrowed.

          2.8(c) APPLICATION OF PREPAYMENTS. All principal paid or prepaid under
     SECTION 2.7 or this SECTION 2.8 on the Revolving Loans and Swing Line Loans shall be applied first, to the outstanding principal balance of the Swing Line Loans and thereafter to the outstanding principal balance of the Revolving Loans in proportion to each Bank's share of such outstanding Loans. All principal paid or prepaid under SECTION 2.7 or this SECTION 2.8 on the Term Loans shall be applied to the installments due on the Term Loans in the inverse order of their maturities.

                                PART B -- GENERAL

     SECTION 2.9 OPTIONAL REDUCTION OF AGGREGATE REVOLVING COMMITMENT AMOUNTS OR TERMINATION OF REVOLVING COMMITMENT. The Borrowers may, at any time, upon not less than thirty days prior written notice to the Agent, reduce the Aggregate Revolving Commitment Amounts ratably, with any such reduction in a minimum amount for all the Banks of $5,000,000, or, if more, in an integral multiple of $1,000,000; PROVIDED, HOWEVER, that the Borrowers may not at any time reduce the Aggregate Revolving Commitment Amounts below the Total Revolving Outstandings.
The Borrowers may, upon not less than thirty days prior written notice to the Agent, terminate the Revolving Commitments in their entirety.

     SECTION 2.10 FEES.

          2.10(a) AGENT FEES. The Borrowers shall pay to the Agent fees (the "Agent Fees") in accordance with a letter agreement between the Borrowers and the Agent concerning such Fees.

          2.10(b) REVOLVING COMMITMENT FEE. The Borrowers shall pay to the Agent, for the account of each Bank, fees (the "Revolving Commitment Fees") in an amount determined by applying a rate per annum equal to the Applicable Fee Percentage to the average daily Unused Revolving Commitment of such Bank for the period from the Closing Date to the Transformation Date. Such Revolving Commitment Fees are payable in arrears on each Quarterly Payment Date and on the Transformation Date.

          2.10(c) CLOSING FEES. On the Closing Date the Borrowers shall pay the Agent for the account of each Bank closing fees in the amount determined by applying a rate equal to 0.125% of the sum of the Revolving Commitment Amount and Term Loan A Commitment Amount of each Bank.

     SECTION 2.11 COMPUTATION. Revolving Commitment Fees and interest on Revolving Loans, Term Loans and Swing Line Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

     SECTION 2.12 PAYMENTS. Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the dates called for under this Agreement to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its ratable share of each such payment of principal, interest and Revolving Commitment Fees by the Agent for the account of the Banks. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

     SECTION 2.13 USE OF LOAN PROCEEDS. The Revolving Loans and Swing Line Loan shall be used by the Borrowers and the Subsidiaries for their general business purposes, including, without limitation, acquisition of Advisory Contracts and related rights, CLO Management Contracts, Restricted Payments (to the extent permitted herein), CLO Investments, and financing 12b-1 Fees, in a manner not in conflict with any of the Borrowers' covenants in this Agreement. The proceeds of the Term Loan A shall be used in connection with the Acquisition (NACM).

     SECTION 2.14 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate for any Eurodollar Rate Advance, any Bank determines in good faith (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market, or

          (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Rate Advances, such Bank shall promptly give notice to the Borrower and the Agent of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

     SECTION 2.15 INCREASED COST. If any Regulatory Change:

          (a) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or Applicable Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office or shall impose on any Bank (or its Applicable Lending Office) or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes, then, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this SECTION and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, each Bank shall use reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Eurodollar Rate Advance shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period. No Bank shall be entitled to compensation otherwise payable under this SECTION 2.15 for any period more than six months prior to the date on which the Bank first notifies the Borrower of the change resulting in the increased cost.

     SECTION 2.16 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for any Bank to make, maintain or fund any Eurodollar Rate Advances, such Bank shall notify the Borrower and the Agent, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of such Bank's notice, and upon such conversion the Borrower shall indemnify such Bank in accordance with
SECTION 9.12.

     SECTION 2.17 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Commitments and/or its Loans to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such Bank's policies and the policies of its parent corporation with respect to implementing capital adequacy requirements), then the Borrower shall, within 30 days after written notice and demand from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this SECTION and any certificate as to the amount of such reduction given to the Borrower by such Bank shall be final, conclusive and binding for all purposes, absent error. No Bank shall be entitled to compensation otherwise payable under this SECTION 2.17 for any period more than six months prior to the date on which the Bank first notifies the Borrower of the change resulting in the reduced rate of return.

     SECTION 2.18 WITHHOLDING TAXES.

          (a) BANKS TO SUBMIT FORMS. Each Bank represents to the Borrowers and the Agent that, as of the date it becomes a Bank and at all times thereafter, it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Bank that is not a United States person (as such term is defined in SECTION 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent, on or before the later of the Closing Date or the day on which such Bank becomes a Bank, duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested by the Borrowers or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Bank hereunder. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in SECTION 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate in such form as is reasonably satisfactory to the Borrowers and the Agent to the effect that it is such a United States person.

          (b) INABILITY OF A BANK. If any Bank that is not a United States person (as such term is defined in SECTION 7701(a)(30) of the Code) determines that, as a result of any Regulatory Change, the Borrowers are required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. TAXES") from any payments to a Bank pursuant to any Loan Document in respect of the Obligations payable to such Bank then or thereafter outstanding, the amount payable will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under any Loan Document to be paid with respect thereto; PROVIDED, that the Borrowers shall not be required to pay any additional amount pursuant to this SECTION 2.18(b) to any Bank (i) that is not, either on the date this Agreement is executed by such Bank or on the date such Bank becomes such under SECTION 9.6(c), either (x) entitled to submit Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) or
     (y) a United States person (as such term is defined in SECTION 7701(a)(30) of the Code), or (ii) that has failed to submit any form or certificate that it was required to file pursuant to subsection (a) and entitled to file under applicable law or (iii) arising from such Bank's failure to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such U.S. Taxes; and PROVIDED, FURTHER, that if a Bank, as a result of any amount paid by the Borrowers to such Bank pursuant to this SECTION 2.18, shall realize a tax credit or refund, which tax credit or refund would not have been realized but for the Borrowers' payment of such amount, such Bank shall pay to the Borrowers an amount equal to such tax credit or refund. Each Bank may determine the portion, if any, of any tax credit or refund attributable to the Borrowers' payments using such attribution and accounting methods as such Bank reasonably selects, and such Bank's determination of the portion of any tax credit or refund attributable to the Borrower's payments shall be conclusive in the absence of manifest error. The obligation of the Borrowers under this SECTION 2.18(b) shall survive the payment in full of the Obligations and the termination of the Commitments of such Bank.

          (c) SUBSTITUTION OF BANK. In the event either Borrower is required pursuant to this SECTION 2.18 to pay any additional amount to any Bank, such Bank shall, if no Event of Default has occurred and is continuing, upon the request of such Borrower to such Bank and the Agent, assign, pursuant to and in accordance with the provisions of SECTION 9.6, all of its rights and obligations under this Agreement and under the Notes to another Bank or an Assignee selected by the Borrower and reasonably satisfactory to the Agent, in consideration for (i) the payment by such assignee to the assigning Bank of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Bank, (ii) the payment by such Borrower to the assigning Bank of any and all other amounts owing to such Bank under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) such Borrower's release of the assigning Bank from any further obligation or liability under this Agreement. Notwithstanding anything to the contrary in this
     SECTION 2.18(c), in no event shall the replacement of any Bank result in a decrease in the aggregate Commitments without the written consent of the Majority Banks.

     SECTION 2.19 FUNDING LOSSES; EURODOLLAR RATE ADVANCES. The Borrowers shall compensate each Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (i) if for any reason, other than a default by such Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under SECTION 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to SECTION 2.16, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's request for compensation shall set forth the calculation of the amount requested and shall be final, conclusive and binding, absent error.

     SECTION 2.20 EXTENSION OF TRANSFORMATION DATE. The Borrowers may, upon written notice to the Agent not less than thirty (30) days and not more than ninety (90) days prior to the Transformation Date, request the Majority Banks extend the Transformation Date; PROVIDED, HOWEVER, that any such agreement on the part of the Majority Banks must be in writing, and PROVIDED, FURTHER, that if one or more Banks does not approve the extension of the Transformation Date, the Borrowers may at any time thereafter prior to the Transformation Date previously in effect, in its sole discretion, require the assignment of such Bank's rights and delegation of such Bank's obligations under the Loan Documents, pursuant to SECTION 9.6 to any other Bank or another assignee selected by the Borrowers and acceptable to the Agent that is willing to agree to such extension, in consideration for (i) the payment by such assignee to the assigning Bank of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note of such Bank, (ii) the payment by the Borrowers to the assigning Bank of any and all fees owing to such Bank under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrowers' release of the assigning Bank from any further obligation or liability under its Commitment. The Transformation Date shall be extended with respect to all Banks that have approved the extension and all such assignees. The Transformation Date shall be deemed to have occurred with respect to any Bank that has not approved the extension and whose Loans and Commitment have not been assigned as described above, and the outstanding principal balance of the Loans made by each such Bank that has not approved the extension or assigned its Loans and Commitments shall be payable as provided in SECTION 2.7(d). On such date, the Aggregate Revolving Commitment Amounts shall be reduced to reflect the termination of such Banks' Revolving Commitments. The Borrowers may make no more than three (3) such requests to extend the Transformation Date.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS PRECEDENT TO THE TRANSACTION. The making of the Term Loan A, the Revolving Loans and the initial Swing Line Loan shall be subject to the prior or simultaneous fulfillment of the following conditions:

          3.1(a) DOCUMENTS. The Agent shall have received the following in sufficient counterparts (except for the Notes) for each Bank:

               (i) A Revolving Note and a Term Note A drawn to the order of each Bank, and a Swing Line Note drawn to the order of the Swing Line Lender, each executed by the Borrowers and dated the date of this Agreement.

               (ii) Acknowledgments with respect to the Security Agreements in the forms of Exhibits G, H and I executed by PGI, PII and PSI, respectively.

               (iii) Acknowledgments with respect to the Pledge Agreements, in the forms of Exhibits J and K, executed by the Borrowers.

               (iv) An Acknowledgment with respect to the Guaranty in the form of Exhibit L, executed by PII.

               (v) An Amendment to the Trademark Assignment, in the form of Exhibit M, executed by PGI.

               (vi) Copies of the corporate resolutions of PGI, PII, PSI and PACC authorizing the execution, delivery and performance of the Loan Documents to which each of them is a party, certified as of the Closing Date by the respective Secretary or an Assistant Secretary of PGI, PII, PSI and PACC.

               (vii) Copies of the corporate resolutions of each of PACC, authorizing the execution, delivery and performance of the Acquisition Documents (NACM) to which it is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of PACC.

               (viii) Incumbency certificates showing the names and titles and bearing the signatures of the officers of PGI, PII, PSI and PACC authorized to execute the Loan Documents to which each of them is a party and, in the case of each Borrower, to request Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the respective Secretary or an Assistant Secretary of PGI, PII, PSI and PACC.

               (ix) A  certificate  of the  Secretary or Assistant  Secretary of
          each  of  PGI,  PACC,  PII  and  PSI   certifying   their   respective
          Certificates of Incorporation and Bylaws.

               (x) Long-form certificates of good standing for PGI, PII, PSI and PACC in the respective jurisdictions of their incorporation, and certificates of good standing in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary, certified by the appropriate governmental officials as of a date not more than thirty
          (30) days prior to the Closing Date.

               (xi) The Agent shall have received from PACC copies of all agreements and documents related to the Acquisition Documents (NACM), including all amendments thereof and supplements thereto, all of which shall be in form and substance satisfactory to the Banks, together with a certificate of an officer of PACC certifying that: (A) such copies are true and correct, (B) such documents in the respective forms certified to the Banks, remain in full force and effect without supplement, amendment or other modification, (C) The Acquisition Documents (NACM) in the form delivered to the Agent, remains in full force and effect, without modification or amendment and embodies the entire agreement and understanding between the parties thereto with respect to the matters therein, and (D) All conditions to the closing of the Acquisition (NACM) are satisfied or waived.

               (xiii) A letter from the Borrowers directing the Agent as to the disbursement of the Term Loans A and any Revolving Loans to be used to finance the Acquisition (NACM).

               (xiv) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrowers certifying that:

                    (A) All  representations and warranties set forth in Article
               IV are true and correct as of the Closing Date, and

                    (B) On the Closing  Date,  after giving effect to the making of the Loans, no Event of Default or Default shall have occurred or will exist.

               (xv) Evidence of compliance  with the insurance  requirements  of
          SECTION 5.3.

               (xvi) Tax, lien and judgment searches.

               (xvii) A written opinion of Bryan Cave LLP, counsel to the Borrowers, PII and PSI, addressed to the Agent and dated the Closing Date, covering the matters set forth in Exhibit N hereto.

          3.1(b) ADDITIONAL CONDITIONS. The following conditions shall exist:

               (i) The Borrowers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date.

               (ii) The Agent shall have received for itself, and, as applicable, for the account of the Banks, (A) the Agent Fee and (B) all fees and other amounts due and payable by the Borrowers on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Agent payable pursuant to SECTION 8.2.

               (iii) The Acquisition (NACM) shall have been consummated, and the Agent and its counsel shall have received satisfactory evidence thereof.

          3.1(c) SECURITY DOCUMENTS. All Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Agent; any pledged collateral (together with stock powers and other instruments of assignment, as applicable) shall have been duly delivered to the Agent; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Agent and its counsel.

     SECTION 3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make any Loans or the Swing Line Lender to make any Swing Line Loan hereunder shall be subject to the fulfillment of the following conditions:

          3.2(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV shall be true and correct on and as of each Revolving Loan Date, with the same force and effect as if made on such date.

          3.2(b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on any Revolving Loan Date or Swing Line Loan Date, or will exist after giving effect to the Loans made on such date.

          3.2(c) NOTICES AND REQUESTS. The Agent shall have received the Borrowers' request for such Revolving Loan as required under SECTION 2.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement and to make Loans hereunder, and to induce the Swing Line Lender to make Swing Line Loans hereunder, the Borrowers represent and warrant to the Banks:

     SECTION 4.1 ORGANIZATION, STANDING, ETC. Each Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to perform its obligations under the Loan Documents to which it is a party. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents to which it is a party, and to perform its obligations under the Loan Documents to which it is a party. Each of the Borrowers and each of their Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on the business as now conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrowers and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it make such qualification necessary and the failure so to qualify would permanently preclude such Borrower or Subsidiary from enforcing its rights with respect to any assets or expose such Borrower or Subsidiary to any liability, which in either case would be material to the Borrowers and the Subsidiaries taken as a whole. PSI is duly registered with the SEC as a broker-dealer, is a member in good standing of the NASD, and is not in arrears with respect to any assessment made on it by the SIPC. Each Advisory Subsidiary is duly registered with the SEC as an investment adviser. PSI maintains procedures and internal controls reasonably adapted to insure that it does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T of the Board, and officers of PSI regularly supervise its activities and the activities of employees of PSI to reasonably ensure that PSI does not extend or maintain credit to or for customers other than in accordance with the provisions of Regulation T of the Board.

     SECTION 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by each of the Borrowers and each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and Loan Documents when executed will constitute the legal, valid and binding obligations of the Borrowers and each Subsidiary, enforceable against each of them in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

     SECTION 4.3 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrowers and each Subsidiary of the Loan Documents to which each of them is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrowers and such Subsidiary, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of the Borrowers or any such Subsidiary, or (c) result in a breach of or constitute a default under any agreement, lease or instrument to which the Borrowers or any such Subsidiary is a party or by which they or any of their properties may be bound or result in the creation of any Lien thereunder. None of the Borrowers or any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole. Without limiting the foregoing, the Borrowers and each Subsidiary are in compliance with all applicable capital requirements of all governmental authorities applicable to them, including, without limitation, Rule 15c3-1 under the Exchange Act, as the same is modified with respect to PSI in accordance with the undertaking outlined in paragraph 2 of the letter dated March 2, 1995 from PSI to the NASD District Committee for District No. 2, and as the same may be further modified from time to time by the NASD.

     SECTION 4.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrowers or any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents or the Acquisition Documents (NACM), except for any necessary filing or recordation of or with respect to any of the Security Documents.

     SECTION 4.5 FINANCIAL STATEMENTS AND CONDITION. The audited consolidated financial statements of each of the Borrowers, as at [September 30, 1998], and the unaudited financial statements of each of the Borrowers as at [March 31, 1999], as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of each Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since [September 30, 1998], there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of either Borrower and its Subsidiaries taken as a whole.

     SECTION 4.6 LITIGATION. Except as described on Schedule 4.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any Subsidiary, or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrowers or any Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrowers and the Subsidiaries taken as a whole or on the ability of either Borrower or any Subsidiary to perform its obligations under the Loan Documents.

     SECTION 4.7 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under SECTION 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Banks) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

     SECTION 4.8 FEDERAL RESERVE REGULATIONS. Neither of the Borrowers and no Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by either of the Borrowers does not constitute more than 25% of the value of the assets of that Borrower.

     SECTION 4.9 TITLE TO PROPERTY; LEASES; LIENS; SUBORDINATION. Each of the Borrowers and each of their Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under SECTION 6.12. Neither of the Borrowers and no Subsidiary has subordinated any of their rights under any obligation owing to them to the rights of any other person.

     SECTION 4.10 TAXES. The Borrowers and their Subsidiaries have filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers). The charges, accruals and reserves on the books of the Borrowers in respect of taxes and other governmental charges are adequate and the Borrowers know of no proposed material tax assessment against the Borrowers, any Subsidiary or any of their assets or of any basis therefor.

     SECTION 4.11 TRADEMARKS, PATENTS. The Borrowers and their Subsidiaries possess or have the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of their business, without known conflict with the rights of others.

     SECTION 4.12 BURDENSOME RESTRICTIONS. Neither of the Borrowers and no Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrowers and the Subsidiaries taken as a whole or on the ability of the Borrowers and the Subsidiaries to carry out their obligations under any Loan Document.

     SECTION 4.13 FORCE MAJEURE. Since the date of the most recent financial statement referred to in SECTION 4.5, the business, properties and other assets of the Borrowers and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

     SECTION 4.14 INVESTMENT COMPANY ACT. Neither of the Borrowers and no Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither of the Borrowers and no Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.16 RETIREMENT BENEFITS. Except as required under SECTION 4980B of the Code, SECTION 601 of ERISA or applicable state law, neither of the Borrowers and no Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

     SECTION 4.17 SUBSIDIARIES. Schedule 4.17 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrowers or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

     SECTION 4.18 FUND AGREEMENTS. Schedule 4.18 sets forth as of the date of this agreement, a list of all Funds for which PII acts as investment adviser or PSI acts as principal distributor, a list of all related Fund Agreements, and a list of all issuers of Collateralized Loan Obligations for which PII manages, services and advises the issuer with respect to the pool of commercial loans, high-yield bonds and emerging market obligations securing or otherwise backing such Collateralized Loan Obligations. All Fund Agreements are in full force and effect.

     SECTION 4.19 MILLENNIUM COMPLIANCE. The Borrowers have reviewed and assessed their business operations and computer systems with respect to the "year 2000 problem" (that is, that computer applications and equipment used by the Borrowers, directly or indirectly through third parties, may not be able to properly perform date-sensitive functions before, during and after January 1,
2000) and, based on that review and assessment, the Borrowers have no reason to believe that the year 2000 problem will result in a material adverse change on the business, condition (financial or otherwise), operations or prospects of the Borrowers and their Subsidiaries taken as a whole, or on the Borrowers' ability to repay the Banks.

     SECTION 4.20 SOLVENCY. As of the Closing Date, after giving effect to the Acquisition (NACM) and the making of the Term Loans A and any Revolving Loans to be made on such date, the Borrowers and their Subsidiaries have capital sufficient to carry on their business and transactions and all businesses and transactions in which they are about to engage and are solvent and able to pay their debts as they mature, and the Borrowers and their Subsidiaries own property the fair saleable value of which (on a going concern basis) is greater than the amount required to pay their Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement or the Acquisition (NACM) with the intent to hinder, delay or defraud either present or future creditors of either Borrower, any Subsidiary or any Affiliate.

     SECTION 4.21 FULL DISCLOSURE. Subject to the following sentence, neither the financial statements referred to in SECTION 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrowers in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrowers to the Banks consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrowers, and the Borrowers have no reason to believe that such projections or forecasts are not reasonable.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Term Loans A, Revolving Loans and of the Swing Line Lender to make the Swing Line Loans shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, unless the Majority Banks shall otherwise consent in writing:

     SECTION 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrowers will furnish to the Banks:

          5.1(a) As soon as available and in any event within (90) ninety days after the end of each fiscal year of the Borrowers, the consolidated financial statements of each of the Borrowers and its respective Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Agent, together with any management letters, management reports or other supplementary written comments or reports to the Borrowers or their boards of directors furnished by such accountants.

          5.1(b) Together with the audited financial  statements  required under
     SECTION 5.1(a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

          5.1(c) As soon as available and in any event within (45) forty-five days after the end of each March, June, September and December, and thirty days after the end of each other month, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for each of the Borrowers and its respective Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of each of the Borrowers as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officers of each of the Borrowers stating that such financial statements present fairly the financial condition of the Borrowers and the Subsidiaries and that the same have been prepared in accordance with GAAP.

          5.1(d) Together with the unaudited financial statements required under
     SECTION 5.1(c), (i) a compliance certificate signed by the chief financial officers of each of the Borrowers demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.10(h) and
     6.13 through 6.17 as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) a report on the Net Asset Value of all Advisory Funds, and (iii) a report on all Collateralized Loan Obligations outstanding, in form acceptable to the Agent, signed by the chief financial officers of each of the Borrowers.

          5.1(e) As soon as practicable and in any event prior to the beginning of each fiscal year of the Borrowers, statements of forecasted income and cash flow for the Borrowers and the Subsidiaries for each month in such fiscal year and a forecasted consolidated balance sheet of the Borrowers and the Subsidiaries, together with supporting assumptions, as at the end of each month, all in reasonable detail and reasonably satisfactory in scope to the Agent.

          5.1(f) Immediately upon any officer of either of the Borrowers becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action such Borrower proposes to take with respect thereto.

          5.1(g) Immediately upon any officer of the Borrowers becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the shareholders of PACC or any Fund, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          5.1(i) Immediately upon any officer of the Borrowers becoming aware of
     (a) any action by the Borrowers, any Subsidiary or any Fund to make any modification to, waive any provision of, or fail to renew any Fund Agreement, or (b) any action by the Borrowers, any Subsidiary or any issuer, trustee or holders of any Collateralized Loan Obligations to make any modification to, waive any provision of, or fail to renew any CLO Investment or Permitted Advisory Subsidiary Agreement relating to such Collateralized Loan Obligations, to the extent such modification, waiver or non-renewal would have an adverse effect on the amount of compensation payable to the Borrowers or any Subsidiary by any Fund or the issuer of any Collateralized Loan Obligations, or on the value of any CLO Investment, in an amount exceeding $250,000, a notice describing the same and what action the Borrowers propose to take with respect thereto.

          5.1(j)  From  time to  time,  such  other  information  regarding  the business, operation and financial condition of the Borrowers, the Subsidiaries, the Funds and the Collateralized Loan Obligations as any Bank may reasonably request.

     SECTION 5.2 CORPORATE EXISTENCE. The Borrowers will maintain, and cause their Subsidiaries to maintain, their corporate existence in good standing under the laws of their respective jurisdictions of incorporation and their qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude either Borrower or any such Subsidiary from enforcing its rights with respect to any material asset or would expose either Borrower or any such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under SECTION 6.1.

     SECTION 5.3 INSURANCE. The Borrowers shall maintain, and shall cause their Subsidiaries to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

     SECTION 5.4 PAYMENT OF TAXES AND CLAIMS. The Borrowers shall file, and cause their Subsidiaries to file, all tax returns and reports which are required by law to be filed by them and will pay, and cause their Subsidiaries to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrowers' or Subsidiaries' title to its property is not materially adversely affected, their use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrowers' or such Subsidiary's books in accordance with GAAP.

     SECTION 5.5 INSPECTION. The Borrowers shall permit any Person designated by the Agent or any Bank to visit and inspect any of the properties, corporate books and financial records of the Borrowers and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrowers and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or such Bank may designate. So long as no Event of Default exists, the expenses of the Agent or any Bank for such visits, inspections and examinations shall be at the expense of the Agent or the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrowers.

     SECTION 5.6 MAINTENANCE OF PROPERTIES. The Borrowers will maintain, and cause their Subsidiaries to maintain, their properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.7 BOOKS AND RECORDS. The Borrowers will keep, and will cause their Subsidiaries to keep, adequate and proper records and books of account in which full and correct entries will be made of their dealings, business and affairs.

     SECTION 5.8 COMPLIANCE. The Borrowers will comply, and will cause their Subsidiaries to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrowers or the Subsidiaries and the Borrowers or the Subsidiaries are acting in good faith and with reasonable dispatch to cure such noncompliance.

     SECTION 5.9 NOTICE OF LITIGATION. The Borrowers will give prompt written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrowers or their Subsidiaries or any property of the Borrowers or their Subsidiaries or to which either Borrower or any Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrowers and the Subsidiaries taken as a whole or on the ability of the Borrowers and the Subsidiaries to perform their obligations under the Loan Documents, stating the nature and status of such action, suit or proceeding.

     SECTION 5.10 ERISA. The Borrowers will maintain, and cause their Subsidiaries to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrowers or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to SECTION 502(i) of ERISA or a tax imposed by SECTION 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in SECTION 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrowers or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     SECTION 5.11 FUND AGREEMENTS. Subject to its fiduciary obligations and except as may otherwise be required by law, the Borrowers will use their best efforts to (a) cause each Fund for which a Subsidiary acts as investment advisor or principal distributor to continue such Subsidiary in such capacity and (b) except in the ordinary course of business and consistent with past practices, not to reduce the compensation payable to such Subsidiary for its services to such Fund in any material respect.

     SECTION 5.12 ADVISORY SUBSIDIARIES. The Borrowers will cause PII, on and at all times after the Closing Date, and any Advisory Subsidiary acquired hereafter as a result of an Investment permitted under SECTION 6.10(h), on and at all times after the Business Day following such acquisition, to comply with the following requirements:

          (a) not have any (i) business other than (A) the business of serving as investment adviser for Advisory Funds pursuant to Advisory Contracts and receiving payments thereunder, and (B) the business of performing collateral management, servicing and advisory duties for the issuers of Collateralized Loan Obligations and receiving payments therefor, (ii) assets other than Advisory Contracts, CLO Management Contracts, assets necessary to the performance by such Advisory Subsidiary of its obligations under such Advisory Contracts and CLO Investments, or (iii) liabilities other than liabilities under agreements permitted pursuant to Section 5.12(b);

          (b) not enter into any agreements or other arrangements with any Affiliate or any unaffiliated Person, other than (y) Advisory Contracts and CLO Management Contracts and (z) other agreements necessary to the performance by such Advisory Subsidiary of its obligations under agreements described in clause (y) above (collectively, the "Permitted Advisory Subsidiary Agreements"); provided that such agreements are entered into upon fair and reasonable terms no less favorable to such Advisory
     Subsidiary than would obtain in a comparable arm's-length available to a Person unaffiliated with the Borrowers;

          (c) distribute (by dividend or otherwise) all of its revenue, less actual expenses incurred in performing its obligations under Permitted Advisory Subsidiary Agreements, and subject to any restrictions applicable under the Delaware General Corporation Act or other applicable corporate statute, or the Investment Advisers Act or any state law applicable to investment advisers, to PGI by means of a deposit into an account of PGI with the Agent;

          (d) be incorporated under the Delaware General Corporation Act;

          (e) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the Person with which those others are concerned, and use its best efforts to avoid the appearance of conducting business on behalf of the Borrowers or any other Subsidiary or Affiliate of the Borrowers, or that the assets of such Advisory Subsidiary are available to pay the creditors of the Borrowers or any Subsidiary or Affiliate of the Borrowers (without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts and statements will be made solely in the name of such Advisory Subsidiary);

          (f) maintain corporate records and books of account separate from those of the Borrowers and any Subsidiary or Affiliate of the Borrowers;

          (g) obtain proper authorization from its board of directors of all corporate action requiring such authorization;

          (h) obtain proper authorization from its shareholder of all corporate action requiring shareholder approval;

          (i) pay its operating expenses and liabilities from its own funds;

          (j) disclose in its annual and interim financial statements the effects of such Advisory Subsidiary's transactions in accordance with generally accepted accounting principles; and

          (k) keep its assets and its liabilities wholly separate from those of all other Persons, including, but not limited to, the Borrowers and any other Subsidiaries or Affiliates of the Borrowers.

     SECTION 5.13 FURTHER ASSURANCES. The Borrowers will, and will cause their Subsidiaries to, promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent or the Majority Banks, the Borrowers also will, and will cause their Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Majority Banks may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any Liens intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Agent or the Banks the rights granted now or hereafter intended to be granted to the Agent or the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrowers or their Subsidiaries may be or become bound to convey, mortgage or assign to the Agent or the Banks in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrowers will furnish to the Agent evidence satisfactory to the Agent of every such recording, filing or registration.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until any obligation of the Banks hereunder to make Loans shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, unless the Majority Banks shall otherwise consent in writing:

     SECTION 6.1 MERGER. The Borrowers will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; PROVIDED, HOWEVER, any Subsidiary of PGI, other than an Advisory Subsidiary, may be merged with or liquidated into any wholly-owned Subsidiary (if such wholly-owned Subsidiary is the surviving corporation) of PGI, and any Subsidiary of PACC that is not PGI or a Subsidiary of PGI may be merged with or liquidated into any other wholly-owned Subsidiary of PACC that is not PGI or a Subsidiary of PGI (if such wholly-owned Subsidiary is the surviving corporation).

     SECTION 6.2 DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          6.2(a) sales of Fund shares and Collateralized Loan Obligations (i) underwritten by any Subsidiary of the Borrower or (ii) in which the Borrowers or any Subsidiary of a Borrower makes an Investment permitted under SECTION 6.10(i) or SECTION 6.10(j), in the ordinary course of business;

          6.2(b) sales of rights to receive 12b-1 Fees and the related Contingent Deferred Sales Charges, provided that, both before and after giving effect thereto, no Default or Event of Default would have occurred and be continuing;

          6.2(c) the sale of equipment to the extent that (i) such equipment is no longer useful in such Borrower's or Subsidiary's business, (ii) is exchanged for credit against the purchase price of similar replacement equipment, or (iii) the proceeds of such sale are applied with reasonable promptness to the purchase price of similar replacement equipment;

          6.2(d) the resale of mortgage related assets reacquired by the Borrowers or their Subsidiaries pursuant to the terms of agreements relating to the sale of such mortgage related assets existing on the date hereof; and

          6.2(e) the sale of not more than two CLO Investments, provided the aggregate book value thereof does not exceed $9,000,000.

     SECTION 6.3 PLANS. The Borrowers will not permit, and will not allow their Subsidiaries to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in SECTION 4068 of ERISA to attach to any assets of the Borrowers or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Agent) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

     SECTION 6.4 CHANGE IN NATURE OF BUSINESS. The Borrowers will not (a) own any assets other than the stock of their Subsidiaries, Cash Balances and Cash Equivalents held through the Agent or its Affiliates, the trademarks subject to the Trademark Assignment, and fixed assets or personal property used in the business of the Borrowers and their Subsidiaries, (b) will not permit any Advisory Subsidiaries to take any action that would cause, or authorize, any violation of SECTION 5.12, and (c) will not permit any Subsidiary to make any material change in the nature of the business of such Subsidiary as carried on at the date hereof or, if later, the date such Subsidiary is acquired.

     SECTION 6.5 SUBSIDIARIES. After the date of this Agreement, the Borrowers will not, and will not permit their Subsidiaries to, form or acquire any corporation which would thereby become a Subsidiary, except for Subsidiaries acquired as a result of Investments permitted pursuant to SECTION 6.10(h).

     SECTION 6.6 NEGATIVE PLEDGES; SUBSIDIARY RESTRICTIONS. The Borrowers will not, and will not permit their Subsidiaries to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would (i) prohibit the Borrowers or any Subsidiary from granting, or otherwise limit the ability of the Borrowers or any Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrowers or any Subsidiary, or (ii) require the Borrowers or any Subsidiary to grant a Lien to any other Person if the Borrowers or any Subsidiary grants any Lien to the Agent. The

Borrowers will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or
(b) make loans or other cash payments to the Borrowers.

     SECTION 6.7 RESTRICTED PAYMENTS. The Borrowers will not make Restricted Payments, other than (a) Restricted Payments in an amount not to exceed $20,000,000 in the aggregate, and (b) additional Restricted Payments if the Cash Flow Leverage Ratio as of the last day of the most recently completed fiscal quarter, adjusted to account for any Indebtedness incurred to finance such Restricted Payment (if it had been outstanding on such date), is less than or equal to 2.0:1.

     SECTION 6.8 TRANSACTIONS WITH AFFILIATES. The Borrowers will not, and will not permit their Subsidiaries to, enter into any transaction with any Affiliate of the Borrowers, except upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiaries than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 6.9 ACCOUNTING CHANGES. The Borrowers will not, and will not permit their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change their fiscal year.

     SECTION 6.10 INVESTMENTS. The Borrowers will not, and will not permit their Subsidiaries to, acquire for value, make, have or hold any Investments, except:


          6.10(a) Investments existing on the date of this Agreement.

          6.10(b) Travel and relocation advances to management personnel and employees in the ordinary course of business.

          6.10(c) Investments by the Borrowers in readily marketable obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

          6.10(d) Investments by the Borrowers in certificates of deposit or bankers' acceptances issued by the Agent or any other commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent.

          6.10(e) Investments by the Borrowers in commercial paper given the highest rating by a nationally recognized rating service.

          6.10(f) Investments by the Borrowers in repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

          6.10(g) Investments by the Borrowers in other readily marketable Investments in debt securities which are reasonably acceptable to the Agent.

          6.10(h) Other Investments by PGI consisting of the acquisition of all or substantially all of the capital stock of, or assets of, Persons engaged in the business of serving as investment advisors to or principal distributors for Funds, provided (i) the aggregate Net Asset Value of all Funds with respect to which any Subsidiary becomes the investment advisor, or the investment advisor becomes a Subsidiary, as a result of all such Investments does not exceed $500,000,000, (ii) the aggregate consideration paid for any such Investment does not exceed five percent (5%) of the Net Asset Value of all Funds with respect to which any Subsidiary becomes the investment advisor, or the investment advisor becomes a Subsidiary, as a result of such Investments, and (iii) in the case of any Investment resulting in the acquisition of new Subsidiary, such Subsidiary is or becomes a wholly-owned Subsidiary and executes and delivers to the Agent a Security Agreement and, if such Subsidiary is an Advisory Subsidiary, a Guaranty simultaneously with such Investment.

          6.10(i) Investments in Advisory Funds, or any similar investment in a management investment pool that is not a Fund but that is managed by an Advisory Subsidiary.

          6.10(j)  Investments  by  Advisory  Subsidiaries  in  CLO  Investments
     (including,   without   limitation,   Investments  in  Collateralized  Loan
     Obligations).

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by the Borrowers.

     SECTION 6.11 INDEBTEDNESS. The Borrowers will not, and will not permit their Subsidiaries to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

          6.11(a) The Obligations.

          6.11(b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business.

          6.11(c) Indebtedness secured by Liens permitted under SECTION 6.12(h) hereof in an amount not to exceed $1,000,000.

     SECTION 6.12 LIENS. The Borrowers will not, and will not permit their Subsidiaries to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by either Borrower or a Subsidiary, except:

          6.12(a) Liens granted to the Banks.

          6.12(b) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of either Borrower or a Subsidiary.

          6.12(c) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 5.4.

          6.12(d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 5.4.

          6.12(e) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

          6.12(f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrowers or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrowers or any Subsidiary to provide collateral to the depository institution.

          6.12(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrowers or a Subsidiary.

          6.12(h) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on equipment acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the equipment acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such equipment.

          6.12(i) Liens in favor of any landlord covering any leasehold improvements at the leased premises.

     SECTION 6.13 CONTINGENT OBLIGATIONS. The Borrowers will not, and will not permit their Subsidiaries to, be or become liable on any Contingent Obligations.

     SECTION 6.14 CASH FLOW LEVERAGE RATIO. The Borrowers will not permit the Cash Flow Leverage Ratio as of the last day of any fiscal quarter of the Borrowers to be more than 3.0 to 1.0.

     SECTION 6.15 FIXED CHARGE COVERAGE RATIO. The Borrowers will not permit the Fixed Charge Coverage Ratio, as of the last day of any month, for the Measurement Period ending on that date, to be less than 1.50 to 1.00.

     SECTION 6.16 MINIMUM FUND BALANCES. The Borrowers will not permit the sum of the Net Asset Values of all Advisory Funds at any time to be less than the greater of (a) eighty-five percent (85%) of the Net Asset Value of all Advisory Funds at the Closing Date (after giving effect to the Acquisition (NACM)) or (b) ninety percent (90%) of the sum of such Net Asset Values at the end of the most recently completed fiscal quarter (or, in the case of a measurement at the end of any fiscal quarter, the preceding fiscal quarter).

     SECTION 6.17 EBITDA. The Borrower will not permit the EBITDA Margin, as the last day of any month, for the Measurement Period ending on that date, to be less than 25.0%.

     SECTION  6.18 LOAN  PROCEEDS.  The  Borrowers  will not use any part of the proceeds of the Loans directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

     SECTION 6.19 CORPORATE DOCUMENTS; CERTAIN MATERIAL CONTRACTS. The Borrowers will not, and will not permit any Subsidiary of the Borrowers to, amend or modify any of the NACM Acquisition Documents in any way that materially adversely affects the Banks.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

          7.1(a) The Borrowers shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on either Note or any other Obligation required to be made to the Agent of any Bank or to the Swing Line Lender pursuant to this Agreement.

          7.1(b) Any representation or warranty made by or on behalf of either Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of either Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Agent or any Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          7.1(c) The Borrowers shall fail to comply with Sections 5.2, 5.3, 5.12 or 5.13, any SECTION of Article VI, or the Borrowers or any Subsidiary shall fail to comply with SECTION 4, 6, 8 or 13, the first sentence of
     SECTION 7 or the second sentence of SECTION 14 of the Security Agreements to which it is a party.

          7.1(d) The Borrowers or any Subsidiary shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those hereinabove set forth in this SECTION 7.1) and such failure to comply shall continue for thirty calendar days after whichever of the following dates is the earliest: (i) the date the Borrowers give notice of such failure to the Banks, (ii) the date the Borrowers should have given notice of such failure to the Banks pursuant to SECTION 5.1, or (iii) the date the Agent or any Bank gives notice of such failure to the Borrowers.

          7.1(e) Either Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of such Borrower or Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for either Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or either Borrower or any Subsidiary shall make an assignment for the benefit of creditors.

          7.1(f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against either Borrower or any Subsidiary, and, if instituted against either Borrower or any Subsidiary, shall have been consented to or acquiesced in by such Borrower or Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against such Borrower or Subsidiary.

          7.1(g) Any  dissolution  or  liquidation  proceeding  not permitted by
     SECTION 6.1 shall be instituted by or against either Borrower or any Subsidiary and, if instituted against either Borrower or any Subsidiary, shall be consented to or acquiesced in by such Borrower or Subsidiary or shall remain for 45 days undismissed.

          7.1(h) A judgment or judgments for the payment of money in excess of the sum of $500,000 in the aggregate shall be rendered against either Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

          7.1(i) The maturity of any material Indebtedness of either Borrower (other than Indebtedness under this Agreement) or any Subsidiary shall be accelerated, or either Borrower or any Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of either Borrower or any Subsidiary shall be deemed "material" if it exceeds $500,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this SECTION 7.1(i) has occurred.

          7.1(j) Any execution or attachment shall be issued whereby any substantial part of the property of either Borrower or any Subsidiary or any of the stock of either Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

          7.1(k) Any Advisory Subsidiary shall repudiate or purport to revoke its Guaranty or any Guaranty for any reason shall cease to be in full force and effect as to any Advisory Subsidiary, or shall be judicially declared null and void.

          7.1(l) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by either Borrower or any Subsidiary, or the Agent shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent , the Banks or the Swing Line Lender if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $25,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrowers from the Agent.

          7.1(m) The SEC shall have revoked, or taken any action to revoke, the broker/dealer or investment adviser registration of any Subsidiary.

          7.1(n) PGI or any Subsidiary shall have failed to meet the minimum capital requirements prescribed from time to time by Rule 15c3-1 under the Exchange Act and applicable to it.

          7.1(o) The SEC, the NASD or any other authority shall have modified or terminated, or proposed to modify or terminate Rule 12b-1 under the Investment Company Act or the Rules of Fair Practice in a manner which could, in the judgment of the Majority Banks, result in a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers and the Subsidiaries taken as a whole.

          7.1(p) PSI or any other Subsidiary that is a broker/dealer shall cease to be a member in good standing of the NASD.

          7.1(q) The SIPC shall have applied or shall have announced its intention to apply for a decree adjudicating that customers of PGI or any Subsidiary are in need of protection under SIPA.

          7.1(r) Any Change of Control shall occur.

     SECTION 7.2 REMEDIES. If (a) any Event of Default described in Sections 7.1(e), (f), (g) or (q) shall occur with respect to either Borrower, the Revolving Commitment and Swing Line Commitment shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent, at the direction of the Majority Banks, may (i) declare the Revolving Commitments terminated, whereupon the Revolving Commitments shall terminate and (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

     SECTION 7.3 OFFSET. In addition to the remedies set forth in SECTION 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrowers hereby irrevocably authorizes each Bank to set off any Obligations against all deposits and credits of the Borrowers with, and any and all claims of the Borrowers or any Subsidiary against, such Bank. Such right shall exist whether or not such Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrowers or any of their Subsidiaries is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrowers and the Agent of its exercise of such setoff right; provided, however, that the failure of any Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                    THE AGENT

     The following provisions shall govern the relationship of the Agent with the Banks.

     SECTION 8.1 APPOINTMENT AND AUTHORIZATION. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrowers or the Banks.

     SECTION 8.2 NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

     SECTION 8.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     SECTION 8.4 LOAN DOCUMENTS. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     SECTION 8.5 U.S. BANK AND AFFILIATES. With respect to its Commitments and the Loans made by it, U.S. Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and U.S. Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

     SECTION 8.6 ACTION BY AGENT. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     SECTION 8.7 CREDIT ANALYSIS. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrowers. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     SECTION 8.8 NOTICES OF EVENT OF DEFAULT, ETC. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

     SECTION 8.9 INDEMNIFICATION. Each Bank agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Bank's Revolving Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this SECTION shall relieve the Borrower of any of its obligations under this Agreement.

     SECTION 8.10 PAYMENTS AND COLLECTIONS. All funds received by the Agent in respect of any payments made by the Borrower on the Term Notes shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Term Loan Percentage. All funds received by the Agent in respect of any payments made by the Borrower on the Revolving Notes, or Revolving Commitment Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on Collateral or on any Guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to the Swing Line Lender in an amount not to exceed the aggregate amount remaining to satisfy any requirement that the Borrowers make payments to the Swing Line Lender for application on the Swing Line Note, (c) next to the Agent for the account of the Banks (in accordance with their respective Total Percentages) for application on the Notes; (d) next to the Agent for the account of the Banks (in accordance with their respective Revolving Percentages) for any unpaid Revolving Commitment Fees owing by the Borrowers hereunder; and (e) last, any remaining amounts to the Borrower or to such Person as a court of competent jurisdiction may otherwise direct.

     SECTION 8.11 SHARING OF PAYMENTS. If any Bank shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Notes in excess of such Bank's share thereof as determined under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Bank, next to any other Indebtedness of the Borrower to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrower to such Bank.

     SECTION 8.12 ADVICE TO BANKS. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrowers directly to each Bank.

     SECTION 8.13 RESIGNATION. If at any time U.S. Bank shall deem it advisable, in its sole discretion, it may submit to each of the Banks and the Borrowers a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice of resignation, the Majority Banks may appoint a successor Agent, with the prior written approval of the Borrowers (which approval will not be unreasonably withheld).

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Banks are not signatories without the Banks joining therein, PROVIDED the Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Banks.) Notwithstanding the foregoing, no such amendment, modification, waiver or consent shall:

          9.1(a) Reduce the rate or extend the time of payment of any principal of or interest on the Notes, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of the holder of each Note so affected; or

          9.1(b) Increase the amount or extend the time of any of the Commitments of any Bank, without the consent of such Bank; or

          9.1(c) Reduce the rate or extend the time of payment of any fee payable to a Bank, without the consent of the Bank affected; or

          9.1(d) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Banks; or

          9.1(e) Amend the definition of Majority Banks or otherwise reduce the percentage of the Banks required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Banks; or

          9.1(f) Amend any of the foregoing Sections 9.1 (a) through (e) or this
     SECTION 9.1 (f) without the consent of all the Banks; or

          9.1(g) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent;

          9.1(h) Amend any provision of this Agreement relating to the Swing Line Lender, in its capacity as Swing Line Lender or the making of Swing Line Loans without the consent of the Swing Line Lender; or

     SECTION 9.2 EXPENSES; AMENDMENT OR WAIVER FEE. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrowers shall also reimburse the Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement. In addition, the PACC shall pay a fee of $1,500.00 (or such greater amount as may be specified by the Banks) to each Bank on the effective date of any amendment to, modification of or waiver of any provision of this Agreement if any Bank determines, in its sole discretion, that its policies or practices required such Bank to obtain the approval of any credit committee or similar approval authority for the execution of such amendment, modification or waiver.

     SECTION 9.3 WAIVERS, ETC. No failure on the part of the Agent or any Bank or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature Page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent under Article II hereof shall be deemed to have been given only when received by the Agent.

     SECTION 9.5 TAXES. The Borrowers agree to pay, and save the Agent and any Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, which obligation of the Borrowers shall survive the termination of this Agreement.

     SECTION 9.6 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS; TRANSFEREES.

          9.6(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          9.6(b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Revolving Loan, Term Loan or other Obligation owing to such Bank, any Revolving Note or Term Note held by such Bank, and any Revolving Commitment or Term Loan Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged,
     (ii) such Bank shall remain solely responsible for the performance thereof,
     (iii) such Bank shall remain the holder of any such Revolving Note or Term Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Bank shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, PROVIDED that such agreement may provide that such Bank will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a) - (d), or to any release of all or substantially all of the collateral, without the prior consent of such Participant. The Borrower agrees that if amounts outstanding under this Agreement, the Revolving Notes, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note, Term Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Note, Term Note or other Loan Document; PROVIDED, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 8.11. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16, 2.17, 2.18, 2.19, 2.20 and 9.2 with respect to its participation in the Commitments, Revolving Loans and Term Loans; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          9.6(c) Each Bank may, from time to time, with the consent of the Agent and, except during the occurrence and during the continuance of an Event of Default, the Borrowers (which consents shall not be unreasonably withheld), assign to other lenders ("ASSIGNEES") part of its Revolving Commitment Amount, together with equivalent proportions of the Revolving Loans and obligation to purchase risk participations in Swing Line Loans and an equivalent proportion of its Term Loans (but not less than $5,000,000 in the aggregate to any Bank) then held by that Bank. Each such assignment shall be pursuant to an agreement in substantially the form of Exhibit O, which agreement shall specify in each instance the portion of the Obligations evidenced by the Revolving Notes and Term Notes which is to be assigned to each Assignee and the portion of the Revolving Commitment Amount of the assigning Bank to be assumed by each Assignee (each, an "Assignment Agreement"); PROVIDED, HOWEVER, that unless the assignment is to the affiliate of a Bank the assigning Bank must pay to the Agent a processing and recordation fee of $3,500; PROVIDED, FURTHER, that the aggregate amount of the Revolving Commitment Amount or outstanding Term
     Loan which is the subject of the assignment shall be $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except (I) in the case of an assignment by one Bank to another Bank, in which case the aggregate amount of the Revolving Commitment Amount or outstanding Term Loan which is the subject of the assignment shall be $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (II) in the case of the assignment by any Bank of its Commitments and Loans in full, and PROVIDED, that following any such assignment, the transferring Bank shall (i) continue to hold a Revolving Commitment Amount and a Term Loan in an aggregate amount not less than $5,000,000. Any Assignee, to the extent of such assignment (unless otherwise provided therein), shall have all the rights and obligations of a Bank hereunder and the assigning Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Upon the execution of each Assignment Agreement by the assigning Bank, the relevant Assignee, the Borrower and the Agent, payment to the assigning Bank by such Assignee of the purchase price for the portion of the Obligations being acquired by it, payment by the assigning bank to the Agent of the processing and recording fee and receipt by the Borrower of a copy of the relevant Assignment Agreement, (x) such Assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment, Commitment Percentage and a Total Percentage in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank under this Agreement, (y) such assigning Bank shall have no further liability for funding the portion of its Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Bank shall surrender to the Agent the Note a portion of which is being assigned, and the Borrower shall execute and deliver a Note to the Assignee in the amount of its Commitment or the outstanding principal amount of its Loans, as applicable, and a new Note to the assigning Bank in the amount of its Commitment or the outstanding principal amount of its Loans, as applicable, after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

          9.6(d) The Borrower shall not be liable for any costs incurred by the Banks in effecting any participation or assignment.

          9.6(e) Each Bank may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Bank's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower or any of its Subsidiaries in connection with such Bank's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement, PROVIDED that prior to disclosing such information, such Bank shall first obtain the written agreement of such prospective Assignee or Participant to comply with the provisions of SECTION 9.7.

     SECTION 9.7 CONFIDENTIALITY OF INFORMATION. The Agent and each Bank shall use reasonable efforts to assure that information about the Borrowers and their operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent and any Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Agent, the Banks, and the Borrowers and shall not be divulged to any Person other than the Agent, the Banks, the Borrowers and their Affiliates, and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of the Agent or any Bank hereunder and under the Note, the Guaranties and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation or judicial process, the opinion of such Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrowers by reason of any disclosure permitted by this Section 9.7.

     SECTION 9.8 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

     SECTION 9.9 CONSENT TO JURISDICTION. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWERS COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     SECTION 9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE BANKS, AND THE AGENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.11 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Agent and shall survive the making of the Loans by the Banks and the execution and delivery to the Agent by the Borrowers of the Note, regardless of any investigation made by or on behalf of the Agent, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitment have not been terminated; provided, however, that the obligations of the Borrowers under Sections 9.2, 9.5 and 9.12 shall survive payment in full of the Obligations and the termination of the Commitment.

     SECTION 9.12 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter but excluding costs incurred by the Agent and the Banks in the ordinary course of their business, such as costs of funds, employee salaries and overhead, except to the extent the Borrower is liable thereunder under another provision of the Loan Documents) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

               (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, the creation of a Lien in favor of the Agent or the Banks under any Loan Document or any transaction contemplated by any Loan Document; or

               (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrowers shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses (i) resulting from such Indemnitee's gross negligence or willful misconduct, or (ii) arising in connection with a dispute between the Borrower and such Indemnitee in which the Borrowers is determined, in a final judgment entered by a court of competent jurisdiction, to have no liability to or a definitive right to recover damages from such Indemnitee. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Maturity Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrowers may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this SECTION shall survive the payment in full of the other Obligations.

     SECTION 9.13 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     SECTION 9.14 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

     SECTION 9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 9.16 BORROWER ACKNOWLEDGMENTS. The Borrowers hereby acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) no Bank has a fiduciary relationship to the Borrowers, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrowers and any Bank, and (d) no Bank undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the business or operations of the Borrowers and the Borrowers shall rely entirely upon their own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrowers by the Agent or any Bank is for the protection of the Banks and neither of the Borrowers nor any third party is entitled to rely thereon.

     SECTION 9.17 JOINT AND SEVERAL OBLIGATIONS. Each Borrower shall be jointly and severally liable for the Obligations arising in connection with Loans made to it, and the Obligations arising in connection with Loans made to the other Borrower; PROVIDED, HOWEVER, that if it is at any time determined that either Borrower is liable as a guarantor (and not as a co-obligor or co-borrower) with respect to such Obligations arising in connection with Loans made to the other Borrower (the "Guaranteed Obligations"), each Borrower hereby agrees to the terms set forth on Exhibit P hereto with respect to the Guaranteed Obligations.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                               PILGRIM AMERICA CAPITAL
                                               CORPORATION

                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------

                                               Address for Borrower:
                                               Two Renaissance Square, Ste. 1200
                                               40 North Central Avenue
                                               Phoenix, AZ  85004-4424
                                               Attention:  James R. Reis
                                               Facsimile:  (602) 417-8327

                                               PILGRIM GROUP, INC.

                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------

                                               Address for Borrower:
                                               Two Renaissance Square, Ste. 1200
                                               40 North Central Avenue
                                               Phoenix, AZ  85004-4424
                                               Attention:  James M. Hennessy
                                               Facsimile:  (602) 417-8301




                        [SIGNATURE PAGE TO FOURTH AMENDED
                         AND RESTATED CREDIT AGREEMENT]

                                               U.S. BANK NATIONAL
                                               ASSOCIATION


                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------


                                               Address:
                                               U.S. Bank Place - MPFP0702
                                               601 Second Avenue South
                                               Minneapolis, MN 55402-4302
                                               Attention:  Mark A. Bagley
                                               Facsimile:  (612) 973-0832


                                               BANK ONE ARIZONA, NA


                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------


                                               Address:
                                               201 North Central Avenue
                                               21st Floor AZ1-1178
                                               Phoenix, AZ   85004
                                               Attention: Michael McCann
                                               Facsimile: (602) 221-1259



                        [SIGNATURE PAGE TO FOURTH AMENDED
                         AND RESTATED CREDIT AGREEMENT]

                                               STATE STREET BANK AND
                                               TRUST COMPANY


                                               By
                                                  ------------------------------
                                               Its
                                                   -----------------------------

                                               Address:
                                               1776 Heritage Drive
                                               JAB4SW
                                               North Quincy, MA   02171
                                               Attention:  Edward A. Siegel
                                               Facsimile: (617) 662-2325



                                               BANK OF AMERICA NATIONAL
                                               TRUST AND SAVINGS
                                               ASSOCIATION


                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------


                                               Address:
                                               231 South LaSalle Street
                                               Chicago, IL   60697

                                               Attention: John Hayes
                                               Facsimile: (312) 987-0889


                        [SIGNATURE PAGE TO FOURTH AMENDED
                         AND RESTATED CREDIT AGREEMENT]

                                               COMMERZBANK AG


                                               By
                                                   -----------------------------
                                               Title
                                                     ---------------------------


                                               Address:
                                               Two World Financial Center
                                               225 Liberty Street
                                               New York, NY   10281

                                               Attention: Joseph Hayes
                                               Facsimile: (212) 266-7629

     EXHIBITS

     A       -      Guaranty

     B       -      Revolving Note

     C       -      PGI Security Agreement

     D       -      Other Subsidiary Security Agreement

     E       -      Swing Line Note

     F       -      Term Note

     G       -      Reaffirmation of PGI Security Agreement

     H       -      Reaffirmation of PII Security Agreement

     I       -      Reaffirmation of PSI Security Agreement

     J       -      Reaffirmation of PGI Pledge Agreement

     K       -      Reaffirmation of PACC Pledge Agreement

     L       -      Reaffirmation of Guaranty

     M       -      Amendment to Collateral Assignment (Trademarks)

     N       -      Matters to be Covered by Opinion of Counsel to the Borrowers

     O       -      Form of Assignment Agreement

     P       -      Terms With Respect to Guaranteed Obligations

     SCHEDULES
     ---------
     1.1(a)  -      NACM Funds
     1.1(b)  -      List of Commitment Amounts
     4.6     -      Litigation
     4.17    -      Subsidiaries
     4.18    -      Funds